UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
_________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 23, 2009

_________________

CHINA DIRECT INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Florida	001-33694	13-3876100

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

431 Fairway Drive, Suite 200, Deerfield Beach, Florida 33441
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (954) 363-7333

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective December 23, 2009, Andrew Wang, was appointed as Executive Vice President and Chief Financial Officer of China Direct Industries, Inc. (the “Company”). Mr. Wang, age 47, has served as Executive Vice President and Chief Financial Officer of the Company since December 2009 and from August of 2009 through early December 2009 as a consultant to the Company.  As a consultant, Mr. Wang was responsible for overseeing the financial management of the Company’s subsidiaries in China.  Prior to joining the Company in 2009, Mr. Wang was a financial consultant.  From 2006 to 2008, Mr. Wang served as International Accounting and Project Manager for Healthways, Inc. (NASDAQ: HWAY) a multinational company where he oversaw general ledger accounting, month-end closing, foreign currency translations, consolidation, and financial reporting over all subsidiaries and controlled entities outside the United States. From 2002 to 2006, Mr. Wang served as International Finance Manager for Adtran, Inc, (NASDAQ: ADTN), a telecommunications and network equipment manufacturer, where his responsibilities included overhauling and overseeing all global accounting and financial reporting, taxation, trade finance, banking, foreign currency transactions, and other treasury operations.  Mr. Wang has held various financial and business development positions from 1986 through 2002 including having served as Vice President of International Operations at Oracle Communications Corp. from 1996 to 2000, where he was responsible for providing strategic advisory services on merger and acquisition activities on a contract basis for News Corp. (NASDAQ: NWS) and its Satellite Television Asia Region (STAR) in Beijing, China.  From 1988 to 1996 Mr. Wang served as Business Development Manager for WBA, Inc., a multinational company with offices in China, where his responsibilities included the management of OEM relationships with companies including General Electric and Sylvania.  During his tenure at WBA, Inc. Mr. Wang helped secure one of China’s first large scale governmental contracts in North America. Mr. Wang is a Certified Public Accountant and received a Masters Degree in Business Administration from Pepperdine University in 2001.  Mr. Wang also received a Bachelor of Arts Degree from the University of Southern California in 1986.

Mr. Wang will receive a base salary of $160,000 per year in cash plus an aggregate of $60,000 payable in quarterly payments of $15,000 in cash or the Company’s common stock at the Company’s option, on March 21, 2010, June 21, 2010, September 21, 2010 and December 21, 2010 during the term of his employment. If the Company elects to make the quarterly payments in stock, the number of shares to be issued on the date of each award will be computed by dividing $15,000 by the closing price of the Company’s common stock on that date.

In addition, the Company entered into a severance agreement with Mr. Wang which provides, in part, for the payment of four (4) months of his base salary if Mr. Wang is terminated by the Company without cause, upon Mr. Wang’s death or permanent disability, there is a change in control of the Company or Mr. Wang is terminated without cause by the Company within two years of a change in control or by Mr. Wang for good reason as defined in the severance agreement.

This summary of Mr. Wang’s compensation arrangements and severance agreement is qualified in its entirety by reference to the agreements which are attached as exhibits to this Form 8-K and incorporated herein by reference.

Item 7.01  Regulation FD Disclosure

On December 23, 2009, the Company issued a press release announcing the appointment of Mr. Wang as Executive Vice President and Chief Financial Officer.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The information in this item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits:
10.1	Letter Agreement between China Direct Industries, Inc. and Andrew Wang dated as of December 23, 2009.
10.2	Separation Agreement between China Direct Industries, Inc. and Andrew Wang dated as of December 23, 2009.
99.1	China Direct Industries, Inc. press release dated December 23, 2009 (furnished herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA DIRECT INDUSTRIES, INC.

Date: December 23, 2009	By:	/s/ Lazarus Rothstein
Lazarus Rothstein,
Executive Vice President and General Counsel